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                                                                 Exhibit 10.3
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                         INVESTMENT SERVICES AGREEMENT


     This Agreement made this 3rd day of March, 1998 (the "Effective Date") between Waddell & Reed Asset Management Company ("WRAMCO") and Waddell & Reed Investment Management Company ("WRIMCO").


     WHEREAS, WRAMCO has entered into, and will enter into, investment management agreements with its clients to provide to each client certain investment management services;

     WHEREAS, WRIMCO is an investment adviser registered under the Investment Advisers Act of 1940; and has been providing WRAMCO with various investment advisory services with respect to certain of its clients;

     WHEREAS, although WRIMCO and WRAMCO have been direct or indirect wholly owned subsidiaries of Torchmark Corporation, because of the anticipated stock offering by Waddell & Reed Financial, Inc. and planned divestiture by Torchmark Corporation of its ownership interest in Waddell & Reed Financial, Inc., the intermediate indirect owner of WRIMCO's stock, it is anticipated that WRIMCO and WRAMCO will no longer ultimately have common ownership;

     WHEREAS, WRAMCO desires to engage WRIMCO to continue to provide WRAMCO with various investment advisory services with respect to certain of its clients, WRIMCO is willing to continue to render such services, and the parties desire to reduce to writing the applicable terms and conditions.

     NOW, THEREFORE,  as of the Effective Date, the Parties agree as follows:

     1.  Accounts.  This Agreement is applicable to those accounts of WRAMCO as
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agreed by the parties from time to time (the "Accounts").

     2.  Appointment.  WRAMCO hereby appoints WRIMCO to provide WRAMCO with
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various investment advisory services with respect to the Accounts, and WRIMCO agrees to provide such services.

      Subject to the instructions and supervision of WRAMCO, WRIMCO shall provide investment advisory services necessary to meet the investment objectives, limitations and such other requirements of clients of WRAMCO for which WRAMCO and WRIMCO determine WRIMCO will provide investment advisory services ("Clients"). In performing its duties under this Agreement, WRIMCO will comply with the requirements

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of applicable law and the reasonable written instructions of WRAMCO. Subject to such limitations, WRIMCO shall have the authority to determine transactions and other actions for Accounts, and to place orders with or through such persons, brokers, dealers or futures commission merchants as WRIMCO shall select. While WRIMCO will give primary consideration to securing the most favorable price and efficient execution of transactions, WRIMCO may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be party to any such transaction or other transactions to which WRIMCO's other clients may be a party.

     It is also understood that it is desirable for WRIMCO to have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to Clients than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission cost. It is understood that the services provided by such brokers or futures commission merchants may be useful to WRIMCO in connection with its services to other clients.

     On occasions when WRIMCO deems the purchase or sale of a security or futures contract or other property to be in the best interest of a Client, as well as other clients, WRIMCO may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by WRIMCO in the manner WRIMCO considers to be equitable and consistent with its fiduciary obligations.

     Clients of WRAMCO may direct that transactions for each such Client be effected by a particular broker-dealer specified by that Client. WRIMCO shall effect transactions in accordance with Client directions, subject to the limitations of applicable law and subject to any conditions imposed by a Client with respect to such transactions, notice of which has been given in writing to WRIMCO by WRAMCO. WRAMCO acknowledges that when WRIMCO follows a Client's direction with respect to the selection of a broker-dealer, WRIMCO may not be able to aggregate such Client's transactions with others and may not have any responsibility for the quality or cost of such broker-dealer's services, depending upon the Client's precise directions and conditions with respect to such transactions.

     3.  Books and Records.  WRIMCO shall maintain all such books and records,
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as are required by the Investment Advisers Act of 1940 or any other applicable laws, relating to the investment advisory services provided under this Agreement.

     4.  Reports.  WRIMCO shall provide WRAMCO with such periodic reports as the
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Parties may from time to time agree upon.

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     5.  WRAMCO Responsibility.  WRAMCO shall provide WRIMCO with all
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information required by WRIMCO in order to provide the investment advisory services requested by WRAMCO pursuant to this Agreement, including, without limitation, investment objectives and guidelines and all amendments thereto. WRAMCO shall have full responsibility for all services to be provided by it pursuant to its investment advisory agreements with its clients. WRAMCO agrees to indemnify and to hold harmless WRIMCO, its affiliates which are directly or indirectly subsidiaries of Waddell & Reed Financial, Inc. and Waddell & Reed Financial, Inc. and their respective officers, directors, employees and agents from all claims and liabilities (including counsel fees) incurred or assessed against them in connection with the performance of this Agreement, except such as may arise from a breach by WRIMCO of the relevant standard of conduct set forth herein.

     6.  Representations.  Each party represents to the other that (i) it is an
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investment adviser properly registered under the Investment Advisers Act of
1940, (ii) it has the power and authority to execute, deliver and to carry out the terms of this Agreement, and (iii) this Agreement constitutes a legal, valid and binding obligation of it.

     Each party represents that it shall notify the other if it no longer has the necessary registration under applicable securities, investment advisory or similar laws to carry out all of its duties hereunder.

     Each party represents that there are no outstanding or anticipated legal actions or claims against it which could have a material adverse effect on it and which have not been disclosed to the other party and each party represents that it will give notice of any such actions or claims which may arise following the date hereof.

     WRAMCO represents that it has full power and authority to manage the assets of each Client for which it will engage the services of WRIMCO, pursuant to this Agreement, and that WRIMCO shall be authorized to act on any instructions given to it by or on behalf of WRAMCO by any officer or employee of WRAMCO.

     WRAMCO represents that it has or will provide a copy of Part II of Form ADV of WRIMCO and WRAMCO to Clients as required by laws, rules and regulations.

     7.  Standard of Care.  WRIMCO shall act with the care, skill, prudence and
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diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Notwithstanding anything contained herein to the contrary, WRIMCO does not guarantee investment results and no past performance should be relied upon or considered an indicator of present or future performance. It is hereby understood and agreed that WRIMCO shall not be liable or responsible for any loss incurred in connection with recommendations or investments made by WRIMCO or other actions taken by WRIMCO with respect to the Accounts, provided such actions were taken by WRIMCO in accordance with this Agreement. WRAMCO understands that financial

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investments carry substantial risk and WRIMCO cannot predict or guarantee any particular results. WRIMCO shall not be responsible or liable for any loss incurred in connection with any act or omission of WRAMCO, any Client or any broker-dealer or third party.

     8.  Compensation.  For its services provided pursuant to this Agreement,
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WRAMCO shall pay WRIMCO the fees set forth on Appendix A to this Agreement, such fees to be adjusted quarterly, if at all, upon agreement of the parties. In the event this Agreement is terminated at any time during a quarter, the fees will be equitably pro rated.

     9.  Proxies.  WRIMCO is specifically precluded from taking any action or
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rendering any advice with respect to the voting of proxies solicited by or with respect to the issuers of securities held in a Client account except to the extent WRAMCO is specifically required by the Client to do so and WRAMCO specifically requires WRIMCO to do so in writing with respect to any such Client account. Absent such specific direction, WRIMCO's obligation with respect to any such solicitation shall be limited exclusively to the forwarding of proxy materials or other information with respect to such solicitation received from the issuer or third parties and acting upon the express instructions of the Client with respect to the granting or withholding of any such Proxy. In no event shall WRIMCO be responsible for voting any proxies which have a record date which is prior to the to the date of this Agreement or on or after the date of any termination of this Agreement.

     10.  Notice.  All notices, instructions and reports contemplated by this
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Agreement shall be deemed duly given when in writing and either delivered to the addresses below or sent by first-class mail, facsimile, or courier addressed as follows:

     (a)  To WRAMCO:    Waddell & Reed Asset Management
                        Company
                        2001 Third Avenue South
                        Birmingham, Alabama  35233
                        Attn:  Michael J. Klyce

     (b)  To WRIMCO:    Waddell & Reed Investment Management Company
                        6300 Lamar Avenue
                        Overland Park, KS 66202
                        Attn:  Lawrence J. Cipolla

     11.  Custodians.  WRAMCO shall inform WRIMCO of the custodian for each
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Client account and take such actions as necessary to assure that WRIMCO may give instructions to each such custodian and to assure that each custodian may fulfill its obligations.

     12.  Termination.  This Agreement may be terminated by the Parties hereto
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upon 30 days' notice.

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     13.  Assignment.  Neither this Agreement nor the rights and duties
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hereunder may be assigned by either party without the prior written consent of the other party.

     14.  Entire Agreement; Waiver; Amendment.  This Agreement constitutes the
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entire and complete agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements between the parties, whether oral or written. Notwithstanding the foregoing, this Agreement shall be read in connection with the Services Agreement, dated March 3rd, 1998, between WRIMCO and WRAMCO. This Agreement may be amended only by the written consent of WRIMCO and WRAMCO. Any notice required by this Agreement may be waived in writing by the person entitled thereto. Such waiver shall not be deemed a continuing waiver. This Agreement shall inure to and be binding upon the respective successors and assigns (as permitted herein) of the parties hereto.

     15.  Governing Law.  This Agreement shall be governed by the laws of the
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State of Kansas.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                   Waddell & Reed Investment Management Company

                                   By:  /s/ Robert L. Hechler
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                                        Robert L. Hechler


                                   Waddell & Reed Asset Management Company

                                   By:  /s/ Robert L. Hechler
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                                        Robert L. Hechler

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                                   Appendix A

                                  Compensation


WRAMCO shall compensate WRIMCO for its services hereunder at the annual rate of
21.5 basis points on average assets under management under this Agreement as specified further in the Agreement.

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